UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2026

AlTi Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Vanderbilt Ave, 27th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(212) 396-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ALTI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the proposals submitted to the Company's stockholders for a vote at the Annual Meeting are set forth below. The Company’s stockholders considered and approved two proposals, each of which is described in detail in the Company’s definitive proxy statement for the Annual Meeting (the "Proxy Statement").

Proposal 1: To vote to elect as directors the seven nominees named in the Proxy Statement for a term of office expiring at the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

	For	Withhold	Broker Non-Vote
Ali Bouzarif	68,208,164	13,188,748	14,751,499
Nazim Cetin	60,758,230	20,638,682	14,751,499
Norma Corio	56,875,518	24,521,394	14,751,499
Nancy Curtin	81,020,789	376,123	14,751,499
Mark Furlong	78,347,853	3,049,059	14,751,499
Timothy Keaney	60,847,928	20,548,984	14,751,499
Andreas Wimmer	72,837,500	8,559,412	14,751,499

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026.

For	Against	Abstain	Broker Non-Votes

93,116,677	740,193	2,291,541	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	ALTI GLOBAL, INC.
/s/ Nancy Curtin

Name: Nancy Curtin
Title: Interim Chief Executive Officer